Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170399) of Progress Rail Services Corporation of our report dated June 26, 2012 relating to the financial statements of the Progress Rail Services Corporation 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
June 26, 2012